Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Wayne Tsao, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of ECARD INC. on Form 10-Q for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of ECARD INC. at the dates and for the periods indicated.

Date: August 14, 2020

By:	/s/ Wayne Tsao
Wayne Tsao
Interim Chief Financial Officer